Exhibit 99.3

IntercontinentalExchange and NYSE Euronext Enter Clearing Services Agreement; ICE Clear Europe to Clear NYSE Liffe’s Derivatives Markets

PR Newswire

20 December 2012

LONDON, Dec. 20, 2012 /PRNewswire/ — IntercontinentalExchange (NYSE: ICE), a leading operator of global markets and clearing houses, and NYSE Euronext (NYSE: NYX), the preeminent global equity, equity options and fixed income derivatives market operator, today announced that, their wholly owned subsidiaries, ICE Clear Europe Limited and LIFFE Administration and Management have entered into a clearing services agreement pursuant to which ICE Clear Europe will provide clearing services to the London market of NYSE Liffe (“NYSE Liffe”). The clearing services agreement will allow NYSE Liffe to transition seamlessly from their current clearing arrangements.

“We are pleased to extend our innovative and proven clearing services through this agreement with NYSE Liffe. We will draw upon our experience as we work with NYSE Liffe to provide the regulated risk-management tools that NYSE Liffe’s customers rely on to compete effectively in an evolving regulatory and economic environment,” said Paul Swann, President & Managing Director, ICE Clear Europe.

“This agreement will enable us to deliver top quality clearing services through a proven futures and OTC clearing house that can securely and efficiently serve our customers, while creating new clearing opportunities,” said Finbarr Hutcheson, Co-CEO of NYSE Liffe.

ICE successfully transitioned over 40 clearing members, 26.5 million contracts and over US $16 billion worth of assets during the transition from LCH.Clearnet Ltd. to ICE Clear Europe in 2008.

“We are looking forward to working with NYSE Liffe on this exciting transition of clearing to ICE Clear Europe,” said Swann.

ICE Clear Europe is the clearing house for ICE’s energy and European credit default swaps (CDS) markets. It is regulated by the Financial Services Authority as a Recognised Clearing House, and is a Commodity Futures Trading Commission regulated designated clearing organization and a U.S. Securities and Exchange Commission regulated securities clearing agency.

—	Provides secure, capital efficient counterparty risk management and post-trade services, including physical delivery

—	Real-time price and position monitoring, with position reports provided every five minutes? for energy contracts

—	Clears more than half of the world’s crude and refined oil futures

—	More than 800 cleared energy contracts

ICE-CORP

About IntercontinentalExchange

IntercontinentalExchange (NYSE: ICE) is a leading operator of regulated exchanges and clearing houses serving the risk management needs of global markets for agricultural, credit, currency, emissions, energy and equity index products. ICE serves customers in more than 70 countries. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, ICE, ICE and block design, ICE Futures Europe, ICE Clear Europe, ICE Clear Canada, ICE Clear US, ICE Clear Credit, ICE Futures U.S., and ICE OTC. All other trademarks are the property of their respective owners. For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995—Statements in this press release regarding IntercontinentalExchange’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 8, 2012, and ICE’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012, as filed with the SEC on August 1, 2012 and September 30, 2012, as filed with the SEC on November 5, 2012.

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets—the New York Stock Exchange, NYSE Euronext, NYSE MKT, NYSE Alternext and NYSE Arca—represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index. For more information, please visit: http://www.nyx.com.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s 2011 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorite des Marches Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.